EXHIBIT 10.4
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN OF
COLUMBIA BANKING SYSTEM, INC.
This First Amendment (this "Amendment") to the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc., is entered into by Columbia Banking System, Inc., a Washington corporation (the "Company"), as of September 26, 2018 (the "Effective Date").
Recitals
A.    The Company adopted the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc. (the "Plan") as of October 7, 2010.
B.    The Company desires to amend the Plan to allow employee participants, when authorizing a payroll deduction under the Plan, to elect for the amount of the deduction to be either a percentage of compensation or a flat dollar amount.
Amendment
In accordance with Section 12.5 of the Plan, the Plan is hereby amended as follows:
1.Section 5.1 of the Plan is amended to read as follows:
"5.1    Amount of Deduction.
At the time a Participant files an authorization for payroll deduction, the Participant shall elect to have deductions made from his Compensation on each payday during the time he or she is a Participant in an Offering, and the Participant shall elect the amount of the deduction as either (1) a percentage of Compensation, in whole percentage increments, not to be less than 1% of Compensation for the payroll date to which the deduction is applied, or (2) a flat dollar amount per payroll date, which cannot be less than $15.00. A Participant’s authorization will remain in effect for successive Offering Periods unless terminated as provided in Section 5.3 of this Plan."
2.    All other provisions of the Plan remain in full force and effect, subject only to the addition above.
This Amendment was executed as of the date first stated above, and was duly adopted by the Personnel and Compensation Committee of the Board of Directors of the Company as of September 26, 2018.
COLUMBIA BANKING SYSTEM, INC.

/s/ CATHLEEN DENT
By: Cathleen Dent
Its: Assistant Corporate Secretary

603058-0002/4821-7695-2178.2